UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2025

AERKOMM INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55925	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44043 Fremont Blvd.,Fremont, CA	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 742-3094

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Liquidity Agreement

On July 18, 2025, Aerkomm Inc. (the “Company”) and Invest Securities SA (Paris) (“Invest Securities”), entered into a Liquidity Agreement (the “Agreement”), pursuant to which, the Company appointed Invest Securities as its liquidity provider in connection with the Company’s common stock (the “Shares”) traded on the Professional Segment of the regulated market of Euronext Paris (“Euronext Paris”). The services of Invest Security is expected to enhance the liquidity of the Shares, improve the regularity of trading, and prevent volatility that is not warranted by the current market trends.  To enable Invest Securities to carry out the interventions provided for in this Agreement, the Company shall credit the liquidity account with the sum of €80,000 (Eighty Thousand Euro) and 28,500 Shares at the rate of €2.8 (Two point Eight Euro).

The Agreement authorizes Invest Securities to carry out market purchases and sales of our Shares on the Euronext Paris market. The Agreement contains a two-year term certain customary terms and representations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this Form 8-K:

Exhibit No.	Description of Exhibits
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2025

AERKOMM INC.

	By:	/s/ Louis Giordimaina
	Name:	Louis Giordimaina
	Title:	Chief Executive Officer, Interim Chief Financial Officer and Director

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